Exhibit 1.1

Request ID:	007038033 Dernande n°:
Transaction ID:	026362990 Transaction n°•
Category ID:	CT Categorie•

Province of Ontario	Date Report Produced: 2005/04/25
Province de l’Ontario	Document produit le:
Ministry of Consumer and Business Services	Time Report Produced: 09:47:20
Ministere des Services aux consommateurs et aux entreprises	Imprirré a:
Companies and Personal Property Security Branch Direction des compagnies et des suretés mobilieres

Certificate of Incorporation

Certificat de constitution

This is to certify that	Ceci certifie que

MEDIFOCUS INC.

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

002070582

is a corporation incorporated,	est une société oonstituée aux termes
under the laws of the Province of Ontario.	des lois de la province de l’Ontario.

These articles of incorporation	Les presents statuts constitutifs
are effective on	entrent en vigueur le

APRIL 25 AVRIL, 2005

Director/Directrice

Business Corporations Act/Loi sur les sociétés par actions

Request ID / Demande in°

7038033

Page: 1

Ontario Corporation Number

Numéro de la compagnie en Ontario

2070582

FORM 1

BUSINESS CORPORATIONS ACT		FORMULE NUMÉRO 1
LOI SUR LES COMPAGNIES

ARTICLES OF INCORPORATION
STATUTS CONS TITUTIFS

1. The name of the corporation is:	Denomination social° de la compagnie:

MEDIFOCUS INC.

2. The address of the registered office is	Adresse du siege social:

130	ADELAIDE STREET WEST	Suite 906

(Street a Number, or R.R. Number a if Multi-Office Building give Room No.)

(Rue at numero, ou numero de is R.R. et, s’il s’agit edifice a bureau, numéro du bureau)

TORONTO	ONTARIO
CANADA	M5H 3P5

(Name of Municipality or Post Office)	(Postal Code/Cede postal)
(Nom de Is municipalité ou du bureau de poste)

3. Number (or minimum and maximum	Nombre (ou nombres minimal at maximal) number) of directors is:
d’administrateurs:

Minimum 1	Maximum 10

4. The first director(s) is/are:	Premier(s) administrateur(s):

First name, initials and surname	Resident Canadian State Yes or No
Prénom, initia/es et nom de famille	Resident Canadien Oui/Non

Address for service, giving Street & No.	Domicile 61u, y compris is rue at le
or R.R. No., Municipality and Postal Code	num6ro, le numéro de is R.R., ou le nom de /a
municipalité at le code postal

* PETER S. NEWELL	YES

200 BAY STREET	Suite 3800

ROYAL BANE PLAZA, SOUTH TOWER

TORONTO ONTARIO CANADA M5J 2Z4

Page: 2

Ontario Corporation Number

Request ID / Demande n°	Numéro de la compagnie en Ontario

7038033	2070582

5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s’il y a lieu, imposees au x activIt6s commerciales ou aux pouvoirs de /a compagnie.

None

6.	The classes and any maximum number of shares that the corporation is authorized to issue;

Cat6gories et nombre maximal, s’il y a lieu, d’actions glue is cm-Tag:lie est autoriseie a mettre:

AN UNLIMITED NUMBER OF COMMON SHARES.

Page: 3

Request ID / Demande no	Ontario Corporation Number
Numero de la compagnie en Ontario

7038033	2070582

7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilages, restrictions at catêgorle d’actions at pouvoirs des clue peut titre 6mise Si, series which may be issued in series: conditions, s’il y a lieu, rattachés I cheque adminisrrateurs re/atifs I cheque catégorie d’actions

N/A

Page: 4

Ontario Corporation Number

Request ID / Demande n°	Numéro de la compagnie en Ontario

7038033	2070582

B.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L’iimissios, le transfert ou la propriété d’act.icns est/n’est pas restreinte. Lee restrictions, s’il y a lieu, soot lea suivactes:

THE SHARES OF THE CORPORATION SHALL NOT BE TRANSFERRED WITHOUT THE CONSENT OF EITHER (I) THE DIRECTORS EVIDENCED BY A RESOLUTION PASSED OR SIGNED BY THEM AND RECORDED IN THE BOOKS OF THE CORPORATION OR (II) THE HOLDERS OF A MAJORITY IN NUMBER OF THE OUTSTANDING VOTING SHARES OF THE CORPORATION.

Page: 5

Ontario Corporation Number

Request ID / Demande n°	Numéro de la compagnie en Ontario

7038033	2070582

9.	Other provisions, (if any, are):

Autrer dispositions, s’i/ y a lieu:

THE NUMBER OF SHAREHOLDERS OF THE CORPORATION IS LIMITED TO FIFTY, NOT INCLUDING PERSONS WHO ARE IN THE EMPLOYMENT OF THE CORPORATION AND PERSONS, WHO, HAVING BEEN FORMERLY IN THE EMPLOYMENT OF THE CORPORATION, WERE, WHILE IN THAT EMPLOYMENT, AND HAVE CONTINUED AFTER THE TERMINATION OF THAT EMPLOYMENT TO BE, SHAREHOLDERS OF THE CORPORATION, TWO OR MORE PERSONS HOLDING ONE OR MORE SHARES JOINTLY BEING COUNTED AS A SINGLE SHAREHOLDER.

ANY DISTRIBUTION OF SECURITIES OF THE CORPORATION TO THE PUBLIC OR ANY INVITATION TO THE PUBLIC TO SUBSCRIBE FOR SECURITIES OF THE CORPORATION IS PROHIBITED.

Page: 6

Ontario Corporation Number
Request ID / Demande n°	Numéro de la compagnie en Ontario

7038033	2070582

10.	The names and addresses of the incorporators are

Mom et adrcsse des fondateurs

First name, initials and last name	Pronom, Initiale at nom de
or corporate name	famille ou d6nomination social

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile 6211, adresse du siege social au adresse de l’établissement principal, y compris la rue et le numgro, le numero de la R.R., le corn de la municipalité et le code postal

*	PETER S. NEWELL

200 BAY STREET	Suite 3800
ROYAL BANK PLAZA, SOUTH TOWER TORONTO ONTARIO CANADA M5J 2Z4